EXHIBIT 99.1

PROLONG COMPLETES $2.5 MILLION FINANCING

— Plans Focus on Sales Growth Initiatives —

Irvine, Calif., December 1, 2003 — Prolong Super Lubricants, Inc., an operating subsidiary of Prolong International Corporation (AMEX:PRL), a technology driven consumer products holding company and manufacturer and marketer of patented consumer automotive, commercial/industrial and household products, today announced that it has closed on a five-year, $2.5 million, debt financing with four institutional accredited investors, including St. Cloud Capital Partners, L.P. St. Cloud Capital, based in Los Angeles, California invests in debt and equity-related securities of small and middle market public and private companies and is licensed by the United States Small Business Administration as a Debenture Small Business Investment Company (“SBIC”).

The financing consists of the sale of Secured Promissory Notes in the aggregate principal amount of $2,500,000, bearing interest at 8% for 6 months and 14% thereafter, and maturing in November 2008, and the issuance of warrants to purchase an aggregate of 5,957,918 shares of common stock of Prolong International Corporation for a purchase price of $0.06 per share. The Notes are secured by all of the assets of Prolong Super Lubricants, Inc. and Prolong International Corporation pursuant to a Pledge and Security Agreement.

“The new financing provides the Company with the additional funds needed to enhance growth, and to support the Company’s aggressive business plan for 2004 and beyond,” said Elton Alderman, CEO. “The use of proceeds from the new financing has been predominantly earmarked to launch new and innovative advertising, marketing and sales strategies to grow the revenue line, to re-invigorate several research and development programs in order to launch new technologies and new products, and to create new sales demand in our commercial, industrial and international markets.” “This financing marks a major step in the financial stability of the Company and we are looking forward to working with St. Cloud Capital to enhance shareholder value in the years to come” said Nicolaas Rosier, CFO.

Prolong International Corporation (AMEX: PRL), a consumer products holding company headquartered in Irvine, California, through its operating subsidiaries, manufactures, markets and distributes a complete line of patented lubricant and proprietary automotive, commercial/industrial and household products. The Company’s products are marketed and sold under the brand name Prolong Super Lubricants® and are used in automotive, industrial and consumer applications. Prolong products are sold throughout the United States at major chain stores and auto retailers and in international markets. More information about Prolong International and its products can be obtained at http://www.prolong.com.

The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, the Company has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants and is being issued under Rule 135c under the Securities Act.

Forward-Looking Statements

Certain statements in this news release that relate to financial results, projections, future plans, events, or performance, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and involve significant risks and uncertainties, including, but not limited to, the following: competition, cost of components, product concentration and risk of declining selling prices. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors and conditions. These risks and uncertainties, and certain other related factors, are discussed in the Company’s Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. These forward-looking statements are made as of the date of this release and the Company assumes no obligation to update such forward-looking statements.

#        #        #